Securities and Exchange Commission

                                            Washington, D.C.  20549
                                                       Form 8-K

                                                             Current Report
                 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported)    June 26,
1996



                                           SCRIPTEL HOLDING, INC.
                        (Exact name of registrant as specified in its charter)

           Delaware                                     0-20271
                31-1069865
(State or other jurisdiction                  ( Commission
   ( IRS Employer
  of incorporation)                                  file number)
            Identification No.)


4153 Arlingate Plaza               Columbus, OH             43228
( Address of principal executive offices)


                                                  (614) 276-8402
                                        (Registrant's telephone number,
                                               including area code)


Item 5. Other events:

On June 26, 1996 the Company announced that it had settled an outstanding suit filed by Nicholas
G. Venetis, a former director and officer of the Company. Details of the settlement were not disclosed. Scriptel has entered into a consulting agreement with Mr. Venetis. Mr. Venetis will provide services as required in various areas of financing, marketing, and business development.
The initial term of the agreement will be twelve months.


Signatures


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


July 8,1996
Scriptel Holding, Inc.
(Registrant)


By:   /s/ Frederick A. Niebauer
             Frederick A. Niebauer
             Treasurer  (principal financial and accounting officer)